UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

Enumeral Biomedical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55415	99-0376434
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

200 CambridgePark Drive, Suite 2000 Cambridge, Massachusetts (Address of Principal Executive Offices)	02140 (Zip Code)

(617) 945-9146

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 17, 2015 (the “Termination Date”), Enumeral Biomedical Corp. (“Enumeral”), a wholly-owned subsidiary of Enumeral Biomedical Holdings, Inc. (the “Company”), entered into a Lease Termination Agreement (the “Termination Agreement”) with DWF One Kendall, LLC (“Landlord”). Pursuant to the terms of the Termination Agreement, Enumeral and Landlord agreed to terminate that certain lease, dated as of July 16, 2012, by and between Enumeral and Landlord’s predecessor-in-interest, RB Kendall Fee, LLC, relating to approximately 4,782 rentable square feet of laboratory and office space located on the 4th floor of Building 400 at One Kendall Square in Cambridge, Massachusetts (the “Kendall Lease”). The Termination Agreement provides that, effective as of the Termination Date, the term of the Kendall Lease is deemed terminated. Pursuant to the Termination Agreement, Enumeral paid Yearly Rent (as defined in the Kendall Lease) though May 31, 2015, and Enumeral is under no obligation to pay Landlord any additional Yearly Rent accruing after May 31, 2015. The Termination Agreement provides that Landlord shall return the security deposit and any other collateral held by Landlord to Enumeral within 10 days of the termination of the Kendall Lease. Enumeral and Landlord granted of each other mutual releases as set forth in the Termination Agreement, excluding provisions of the Kendall Lease that survive termination or expiration and indemnification obligations contained in the Kendall Lease.

The foregoing summary of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

The text of Item 1.01 of this Current Report on Form 8-K, “Entry into a Material Definitive Agreement,” is incorporated by reference in its entirety into this Item 1.02.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) was held on June 18, 2015 at the Company’s offices at 200 CambridgePark Drive in Cambridge, Massachusetts. Stockholders of record at the close of business on May 1, 2015 were entitled to one vote for each share of common stock held. On May 1, 2015, there were 51,607,665 shares of common stock issued and outstanding.

At the Annual Meeting, the stockholders of the Company voted on the following five proposals:

1.            To elect two Class I directors nominated by the Company’s Board of Directors (the “Board”) to serve until the 2018 annual meeting of stockholders. Each nominee for director was elected by a vote of the stockholders as follows:

Proposal	Vote Type	Voted
(1) Election of Directors
John J. Rydzewski	For	29,769,935
	Withheld	2,653,537
	Broker Non-Votes	1,786,980

Arthur H. Tinkelenberg, Ph.D.	For	30,748,610
	Withheld	1,674,862
	Broker Non-Votes	1,786,980

2.            To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The proposal was approved, on a non-binding advisory basis, by a vote of stockholders as follows:

Proposal	Vote Type	Voted
(2) Advisory Vote on Executive Compensation
	For	29,863,787
	Against	2,334,076
	Abstention	225,609
	Broker Non-Votes	1,786,980

3.            To approve, on a non-binding advisory basis, the frequency for the advisory vote to approve the compensation of the Company’s named executive officers. The frequency of “1 year” was approved, on a non-binding advisory basis, by a vote of stockholders as follows:

Proposal	Vote Type	Voted
(3) Advisory Vote on the Frequency
of the Vote on Executive Compensation	1 Year	29,236,887
	2 Years	1,568,884
	3 Years	1,242,787
	Abstention	374,914
	Broker Non-Votes	1,786,980

Based on the results of Proposal No. 3, the Board has determined that the Company will hold a non-binding, advisory vote on the compensation of its named executive officers once every year until the next required vote on the frequency of the advisory vote on executive compensation occurs, or until the Board determines that holding such vote with a different frequency is in the best interests of the Company.

4.             Approval of the grant of discretionary authority to the Board to amend the Company’s certificate of incorporation to effectuate a reverse stock split of the Company’s Common Stock, $.001 par value, by a ratio of no less than one-for-five and no more than one-for-fifteen with such ratio to be determined by the Board in its sole discretion (the “Reverse Split”) and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion. The proposal was approved by a vote of stockholders as follows:

Proposal	Vote Type	Voted
(4) Approval of amendment to the certificate of incorporation
	For	29,690,555
	Against	1,801,680
	Abstention	931,237
	Broker Non-Votes	1,786,980

5.             Ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The proposal was approved by a vote of stockholders as follows:

Proposal	Vote Type	Voted
(5) Ratification of Appointment of Friedman LLP
	For	32,695,109
	Against	499,993
	Abstention	1,015,350

Item 9.01            Financial Statements and Exhibits

(d)           Exhibits

Exhibit
Number	Description

10.1	Lease Termination Agreement, dated as of June 17, 2015, between Enumeral Biomedical Corp. and DWF IV One Kendall LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Dated: June 19, 2015	By:	/s/ Kevin G. Sarney
Name: Kevin G. Sarney
Title: Vice President of Finance, Chief
Accounting Officer and Treasurer